Exhibit 99.1

UBIQUITI INC. REPORTS THIRD QUARTER FISCAL 2021 FINANCIAL RESULTS
~ Revenues of $467.2 million ~
~ GAAP Diluted Earnings Per Share of $2.32 ~

New York, NY - May 7, 2021 - Ubiquiti Inc. (NYSE: UI) (“Ubiquiti” or the “Company”) today announced its financial results for the third quarter fiscal 2021, ended March 31, 2021.

Third Quarter Fiscal 2021 Financial Summary

•Revenues of $467.2 million, increasing 38.5% year-over-year
•GAAP diluted EPS of $2.32, increasing 45.0% year-over-year
•Non-GAAP diluted EPS of $2.30, increasing 42.9% year-over-year

Additional Financial Highlights

•The Company amended and restated its credit facility, providing for a $500 million term loan facility and a $700 million revolving credit facility, as disclosed in the Form 8-K filed on April 5, 2021.
•The Company's Board of Directors declared a $0.40 per share cash dividend payable on May 24, 2021 to shareholders of record at the close of business on May 17, 2021.

Financial Highlights ($, in millions, except per share data)

Income statement highlights	F3Q21	F2Q21	F3Q20
Revenues	467.2	479.4	337.4
Service Provider Technology	152.4	149.9	106.4
Enterprise Technology	314.9	329.6	231.0
Gross profit	222.7	230.7	159.6
Gross Profit (%)	47.7%	48.1%	47.3%
Total Operating Expenses	43.7	39.9	32.3
Income from Operations	179.0	190.8	127.3
GAAP Net Income	146.1	159.7	103.7
GAAP EPS (diluted)	2.32	2.54	1.60
Non-GAAP Net Income	144.8	159.0	104.3
Non-GAAP EPS (diluted)	2.30	2.53	1.61

Ubiquiti Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Service Provider Technology	$152,362	$106,439	$459,699	$320,081
Enterprise Technology	314,875	230,978	960,507	648,897
Total revenues	$467,237	$337,417	$1,420,206	$968,978

Ubiquiti Inc. Revenues by Geographical Area In thousands) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
North America	$209,515	$133,917	$623,835	$411,834
Europe, the Middle East and Africa	189,573	159,436	587,507	405,883
Asia Pacific	36,145	26,232	115,464	88,753
South America	32,004	17,832	93,400	62,508
Total revenues	$467,237	$337,417	$1,420,206	$968,978

Income Statement Items

Revenues

Revenues for the third quarter fiscal 2021 were $467.2 million, representing a decrease from the prior quarter of 2.5% and an increase from the comparable prior year period of 38.5%. Revenues for the first nine months of fiscal 2021 were $1.4 billion, representing an increase of 46.6% from the first nine months of fiscal 2020. The fiscal quarter sequential decrease in revenues was primarily due to distributor ordering patterns and our inability to fulfill demand due to the global component supply shortage.

Gross Margins

During the third quarter fiscal 2021, gross profit was $222.7 million. GAAP gross margin of 47.7% increased 0.4% versus the comparable prior year period GAAP gross margin of 47.3% and decreased 0.4% versus the prior quarter GAAP gross margin of 48.1%. The increase in gross profit margin for the third quarter fiscal 2021 as compared to the comparable prior-year period was primarily driven by favorable changes in product mix, higher overhead absorption and lower tariffs on United States imports, offset in part by higher shipping costs. The decrease in gross profit margin compared to the prior quarter was primarily driven by higher shipping costs.

Research and Development

During the third quarter fiscal 2021, research and development (“R&D”) expenses were $30.5 million. This reflects an increase as compared to R&D expenses of $21.7 million in the comparable prior year period and an increase as compared to R&D expenses of $28.9 million in the prior quarter. The increase in R&D expenses as compared to the comparable prior year period was primarily driven by higher employee related expenses, higher depreciation and amortization expense and higher professional and service related fees. The increase in R&D expenses as compared to prior quarter was primarily driven by higher employee expenses and amortization expense, partially offset by lower non-recurring engineering (NRE) expense.

Sales, General and Administrative

The Company’s sales, general and administrative (“SG&A”) expenses for the third quarter fiscal 2021 were $13.3 million. This reflects an increase as compared to the SG&A expenses of $10.6 million in the comparable prior year period and an increase as compared to the SG&A expenses of $11.0 million in the prior quarter. The increase in SG&A costs as compared to the comparable prior year period was primarily due to higher professional and service fees and higher depreciation expense, partially offset by lower payroll related expense and a Business e-mail compromise ("BEC") recovery received in the third quarter of fiscal 2021. The increase in SG&A costs compared to the prior quarter was primarily due to higher professional and service fees, higher marketing expense, and the absence of a legal settlement received in the second quarter fiscal 2021, partially offset by a BEC recovery received in the third quarter fiscal 2021.

Net Income and Earnings Per Share

During the third quarter fiscal 2021, GAAP net income was $146.1 million and non-GAAP net income was $144.8 million. This reflects an increase in GAAP net income and non-GAAP net income from the comparable prior year period of 40.8% and 38.9% respectively, primarily driven by an increase in revenues and higher gross margin. Third quarter fiscal 2021 GAAP earnings per diluted share was $2.32 and non-GAAP earnings per diluted share was $2.30. This reflects an increase in GAAP and non-GAAP earnings per diluted share from the comparable prior year period of 45.0% and 42.9% respectively. Both GAAP and non-GAAP earnings per share benefited from higher net income and a reduction in GAAP and non-GAAP diluted shares outstanding.

Global Component Supply

During the three months ended March 31, 2021, we continued to experience a disruption in our supply chain as a result of the COVID-19 pandemic and the global availability of components. The current environment has impacted our suppliers' ability to manufacture or provide key components and services and as a result we have incurred, and we continue to incur, additional costs to expedite deliveries of components and services and resulted in our inability to fulfill customer orders. Our future results are dependent on our ability to procure components and services and the effects of the global component supply shortage and the COVID-19 pandemic may not be fully reflected in the Company's financial results until future periods.

About Ubiquiti Inc.

Ubiquiti Inc. is focused on democratizing network technology on a global scale — aggregate shipments of over 122 million devices play a key role in creating networking infrastructure in over 200 countries and territories around the world. Our professional networking products are powered by our UNMS and UniFi software platforms to provide high-capacity distributed Internet access and unified information technology management, respectively.

Ubiquiti and the U logo are trademarks or registered trademarks of Ubiquiti and/or its affiliates in the United States and other countries. For more information, please visit www.ui.com.
Investor Relations Contact
Ubiquiti Inc.
Investor Relations
ir@ui.com
Ph. 1-646-780-7958

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, “will”, “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding the impact of COVID-19, global component supply and our intentions to pay quarterly cash dividends and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, the impact of public health problems, such as COVID-19, and U.S. tariffs on results; fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and our distributors’ inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on chipset suppliers for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. securities laws; and economic and political conditions in the United States and abroad. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2020, and subsequent filings filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Inc. Investor Relations Department, by email at IR@ui.com or by visiting the Investor Relations section of the Ubiquiti Inc. website, http://ir.ui.com.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Inc. undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (In thousands, except per share data) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Revenues	$467,237	$337,417	$1,420,206	$968,978
Cost of revenues	244,499	177,782	738,678	512,866
Gross profit	$222,738	$159,635	$681,528	$456,112
Operating expenses:
Research and development	30,483	21,672	85,208	65,965
Sales, general and administrative	13,255	10,606	36,556	30,053
Total operating expenses	43,738	32,278	121,764	96,018
Income from operations	179,000	127,357	559,764	360,094
Interest expense and other, net	(4,890)	(6,618)	(12,420)	(23,356)
Income before income taxes	174,110	120,739	547,344	336,738
Provision for income taxes	28,035	17,017	85,092	49,059
Net income	$146,075	$103,722	$462,252	$287,679
Net income per share of common stock:
Basic	$2.33	$1.60	$7.33	$4.36
Diluted	$2.32	$1.60	$7.32	$4.35
Weighted average shares used in computing net income per share of common stock:
Basic	62,810	64,630	63,084	66,003
Diluted	62,865	64,699	63,148	66,094

Ubiquiti Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended			Nine Months Ended March 31,
	March 31, 2021	December 31, 2020	March 31, 2020	2021	2020
Net Income	$146,075	$159,668	$103,722	$462,252	$287,679
Stock-based compensation:
Cost of revenues	23	29	29	80	94
Research and development	538	512	499	1,560	1,507
Sales, general and administrative	214	209	197	625	543
Business e-mail compromise ("BEC") fraud recovery	(1,876)	—	—	(1,876)	—
Litigation settlement	—	(1,625)	—	(1,625)	—
Impairment of cost-based investment	—	—	—	—	5,000
Tax effect of Non-GAAP adjustments	(183)	206	(170)	(151)	(503)
Non-GAAP net income	$144,791	$158,999	$104,277	$460,865	$294,320
Non-GAAP diluted EPS	$2.30	$2.53	$1.61	$7.30	$4.45

Weighted-average shares used in Non-GAAP diluted EPS	62,865	62,889	64,699	63,148	66,094

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as stock-based compensation expense, litigation settlement, BEC fraud recovery impairment of cost-based investment and the tax effects of these non-GAAP adjustments.

Reconciliations of the adjustments to GAAP results for the periods presented are provided above. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under the paragraphs below.

Usefulness of Non-GAAP Financial Information to Investors

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

About our Non-GAAP Net Income and Non-GAAP Earnings per Diluted Share

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income are:

• Stock-based compensation expense
• Litigation settlement
• Business e-mail compromise ("BEC") fraud recovery
• Impairment of cost-based investment
• Tax effect of non-GAAP adjustments, applying the principles of ASC 740

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to non-GAAP Net Income” included in this press release.

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